                                                                      EXHIBIT 99


                       SECURITY CAPITAL INDUSTRIAL TRUST
                                   ANNOUNCES
            15.04% INCREASE IN 1996 PER SHARE FUNDS FROM OPERATIONS

   January 27, 1997 -- Security Capital Industrial Trust (SCI) (New York Stock Exchange Symbol: SCN) reported financial results today for the calendar year and fourth quarter of 1996. For the year ended December 31, 1996, SCI generated Funds from Operations (FFO) attributable to common shares of $116,890,000 or $1.30 per common share, on total revenues of $233,463,000, compared to $84,060,000 or $1.13 per share on total revenues of $158,503,000 for the year ended December 31, 1995. For the year, this resulted in a 15.04% increase in FFO per common share over 1995. SCI had total weighted average common shares outstanding of 89,699,000 in 1996, compared to 74,409,000 in 1995.

   For the fourth quarter ended December 31, 1996, SCI generated FFO of $34,620,000 or $0.35 per common share, on total revenues of $66,907,000, compared to $25,426,000 or $0.29 per common share on total revenues of $48,201,000 for the quarter ended December 31, 1995. For the quarter, SCI had total weighted average common shares outstanding of 98,759,000 compared to 86,384,000 in the fourth quarter of 1995.

   SCI Co-Chairman and Chief Operating Officer K. Dane Brooksher attributed SCI's strong operating performance to the successful implementation of the SCI National Operating System. SCI's 281 professionals are focused on making SCI the preferred provider of distribution space to America's Fortune 1000 companies by providing exceptional customer service in state-of-the-art facilities nationwide. At December 31, 1996, 296 of the top 1,000 targeted users of distribution space were SCI national customers, a 28.7% increase in total national customers over year-end 1995. Of the 296, 191 were multiple-market customers with an average of three leases, an increase of 72 multiple-market customers over year-end 1995. At year-end 1996, national customers leased 28.3 million square feet in operating buildings and 1.05 million square feet in buildings under development, representing 35.1% of SCI's total operating space and a 56.6% increase over year-end 1995 levels.

   In 1996, SCI established new relationships with numerous Fortune 1000 companies, including Alberto-Culver, American Standard, AmeriSource, Apria Healthcare, Boise Cascade, Champion International, Consolidated Freightways, Minnesota Mining and Manufacturing (3M), R.R. Donnelley & Sons, Stanley Works, Time Warner and Weyerhaeuser.

   In 1996, SCI signed 1,055 leases totaling 23.1 million square feet in 34 target markets. The average increase in rental rates for new and renewed leases on previously leased space was 13.0%. Operating properties totaling 80.6 million square feet were 93.35% leased at December 31, 1996, compared to 58.5 million square feet that were 95.03% leased at December 31, 1995.

   Thomas G. Wattles, SCI's Co-Chairman and Chief Investment Officer, said SCI continues to build its strategic land inventory in order to meet customers' distribution space needs into the next century. In 1996, SCI acquired $86.7 million of land, representing 863 acres. SCI's year-end land inventory increased from $60.4 million at December 31, 1995, to $109.3 million at December 31, 1996, which represents approximately a three-year supply. Today, SCI's 2,241-acre inventory of land owned or controlled will allow for 38.5 million square feet of distribution space at full build-out. Mr. Wattles said SCI is acquiring strategic land parcels in key distribution locations to develop additional master-planned parks. Today, SCI has 60 master-planned parks in 28 target markets.



   SCI continued to build its asset base in 1996 through both acquisitions and development. During the year, SCI acquired 11.7 million square feet of distribution space in 18 markets, representing a total investment of $319.1 million at an average of 67.5% of replacement cost. SCI completed development of 11.2 million square feet of space, 87.2% of which is in master-planned parks, representing a total investment of $379.2 million. Those completions were 75.92% leased and 80.86% leased or committed at December 31, 1996.

   As part of its commitment to meet national customers' needs, SCI made significant investments in 1996 in three major new markets -- Chicago, Los Angeles and New Jersey's I-95 corridor. At December 31, 1996, SCI had operating properties totaling 6.5 million square feet in these three target markets which were 99.95% leased. In addition, SCI had a total of 1.1 million square feet under development and 252.7 acres of land owned, under control or in serious negotiation to allow for the development of approximately 4.2 million square feet of distribution space in these three markets.

   The SCI National Operating System provides an exceptional level of customer service to distribution space users throughout the United States. Management believes the SCI National Operating System is creating long-term franchise value which is reflected in the company's performance. The National Services Group markets SCI's services and products to Fortune 1000 companies. By building long-term relationships with distribution customers, the National Services Group is dedicated to creating multi-market and build-to-suit opportunities by providing a single point of contact for SCI's national customers. The Market Services Group focuses on developing and maintaining local relationships with distribution space users, providing hands-on customer service as well as access to SCI's national expertise. The National Development Group's team of architects, engineers and construction professionals oversees SCI's build-to-suit program as well as the construction of industry-leading master-planned distribution parks.

   SCI is the largest publicly held owner and operator of distribution properties in the United States. SCI's primary objective is to achieve long-term, sustainable growth in per share cash flow. SCI expects to achieve this objective through the SCI National Operating System , which is committed to creating shareholder value by providing exceptional customer service. SCI's investment strategy is to acquire generic distribution facilities and develop full-service, master-planned distribution parks in metropolitan areas that demonstrate strong demographic growth and excellent industrial real estate fundamentals. At December 31, 1996, SCI had distribution properties operating or under development in 36 target markets, totaling 86.5 million square feet.

FOR MORE INFORMATION, CONTACT:         K. Scott Canon
                                       (800) 820-0181
or
                                       Gerard de Gunzburg
                                       (212) 838-9292

A copy of SCI's Year-End Supplemental Information is available by request at
(800) 820-0181.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                         Unaudited Financial Results
                             At December 31, 1996

                            Selected Financial Data
                   (in thousands, except per share amounts)


                                                         Three Months Ended                                Year Ended
                                                 ----------------------------------            ----------------------------------
                                                 12/31/96     12/31/95     % Change            12/31/96     12/31/95     % Change
------------------------------------------------------------------------------------------------------------------------------------
   INCOME ITEMS:
     Revenues                                     $66,907       $ 48,201       38.8%             $233,463     $158,503        47.3%
     Net Income attributable to common
       shares                                      16,905         14,065       20.2%               53,460       42,015        27.2%
     Funds from Operations attributable
       to common shares                            34,620         25,426       36.2%              116,890       84,060        39.1%
     Per share Funds from Operations
       attributable to common shares(1)              0.35           0.29       20.7%                 1.30         1.13        15.0%
     Distributions per common share                0.2525        0.23375        8.0%                 1.01        0.935         8.0%



                                                                     As of Dec. 31,             As of Dec. 31,
                                                                          1996                       1995             % Change
-----------------------------------------------------------------------------------------------------------------------------------
               ASSETS:
                 Investments in Real Estate Before Depreciation          $2,508,747               $1,827,670              37.3%
                 Total Assets (includes depreciation)                     2,462,306                1,833,972              34.3%

               MARKET CAPITALIZATION:
                 Total Common Shares Outstanding at Year End                 93,677(2)                81,416              15.1%
                 Price at Year End - Common Shares                          $21.375                   $17.50              22.1%
                 Equity Value at Year End                                $2,571,101(3)            $1,652,712(4)           55.6%
                 Total Market Capitalization (including long
                   term debt)                                            $3,235,244               $2,122,515              52.4%

     (1) Per share amounts are calculated based on weighted average common shares outstanding, assuming full conversion of limited partnership units.
     (2) Excludes limited partnership units.
     (3) Includes $138.4 million of Series A Preferred Shares, $219.4 million of Series B Preferred Share, $100.0 million of Series C Preferred Shares, and $111.0 million of limited partnership units.
     (4) Includes $137.0 million of Series A Preferred Shares, and $90.9 million of limited partnership units.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At December 31, 1996

                             Operating Highlights
             (in thousands, except number of properties and acres)

                                           As of December 31, 1996                 As of December 31, 1995
------------------------------------------------------------------------------------------------------------------------
INVESTMENT IN REAL ESTATE:                    Total                                    Total
                                            Expected             Balance              Expected            Balance
   In Dollars:                             Investment            Sheet              Investment            Sheet
                                           ----------            -------            ----------            -------
     Operating Properties                  $2,383,380           $2,274,684           $1,675,760          $1,622,404
     Properties Under Development           220,946              117,971              304,766              137,902
     Land Held for Future Development         n/a                109,316                n/a                60,363

                                              No. of             Square              No. of                Square
   In Square Feet:                          Properties            Feet               Properties             Feet
                                            ----------           ------              ----------            ------
     Operating Properties                      942               80,556               751                  58,493
     Properties Under Development               47                5,898                68                   9,012
                                               ---               ------               ---                  ------
        Total                                  989               86,454               819                  67,505
                                               ===               ======               ===                  ======

   % Leased:
     Total Portfolio                                  93.35%                                    95.03%
     Stabilized Portfolio (1)                         96.84%                                    97.21%



                                           For the Three Months Ended              For the Year Ended
                                           --------------------------              ------------------
                                                    12/31/96                             12/31/96
------------------------------------------------------------------------------------------------------------------------
                                           Square         Total Expected         Square           Total Expected
   Development                              Feet            Investment            Feet              Investment
                                           ------         --------------         ------           --------------
     Development Starts                     780              $24,600             8,205               $298,349
     Development Shell Completions         3,710             127,278             11,194               379,189
   Building Acquisitions                    2,413              69,740             11,658               319,053
   Land Acquisitions (Acres)                 227                n/a                863                   n/a
   Building Dispositions (2)                376               13,695              793                 28,541



                                          For the Three Months Ended               For the Year Ended
                                          --------------------------               ------------------
                                        12/31/96             12/31/95           12/31/96        12/31/95
------------------------------------------------------------------------------------------------------------------------

   Rental Rate Growth (3)                 13.4%                 8.6%             13.0%             8.4%
   Turnover Costs                         $0.78                $1.07             $1.00            $0.96

   (1) 71.1 million stabilized sq ft as of 12/31/96 and 49.3 million stabilized sq ft as of 12/31/95.
   (2) Building dispositions indicates net sales proceeds.
   (3) Rental rate growth is based on the increase in the new net effective lease rate over the last in place lease rate.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At December 31, 1996

                          Consolidated Balance Sheets
                                (in thousands)

                                                   Dec. 31, 1996  Dec. 31, 1995
-------------------------------------------------------------------------------
Assets:
 Investments in Real Estate
   Buildings, improvements, improved land and CIP    $2,399,431     $1,767,307
   Land held for development                            109,316         60,363
   Less accumulated depreciation                        109,147         56,406
                                                     ----------     ----------
      Net real estate investments                     2,399,600      1,771,264

 Cash and cash equivalents                                4,770         22,235
 Accounts receivable                                      5,397          5,764
 Other assets                                            52,539         34,709
                                                     ----------     ----------
      Total Assets                                   $2,462,306     $1,833,972
                                                     ==========     ==========
Liabilities and Shareholders' Equity:
 Liabilities
   Line of Credit                                    $   38,600     $   81,000
   Long term debt                                       524,191        324,527
   Mortgage notes payable                                91,757         96,013
   Securitized debt                                      36,025         38,090
   Assessment bonds payable                              12,170         11,173
   Accounts payable and accrued expenses                 35,357         32,826
   Construction payable                                  24,645         20,437
   Distributions payable                                 25,058         20,558
   Other liabilities                                     18,130         14,416
                                                     ----------     ----------
      Total Liabilities                                 805,933        639,040

 Minority Interest                                       56,984         58,741

 Shareholders' Equity
   Series A preferred shares                            135,000        135,000
   Series B preferred shares                            201,250           -
   Series C preferred shares                            100,000           -
   Common shares at $.01 par value                          937            814
   Additional paid-in capital                         1,257,347      1,059,142
   Distributions in excess of net earnings              (95,145)       (58,765)
                                                     ----------     ----------
      Total Shareholders' Equity                      1,599,389      1,136,191
                                                     ----------     ----------
      Total Liabilities and Shareholders' Equity     $2,462,306     $1,833,972
                                                     ==========     ==========

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At December 31, 1996

                        Consolidated Income Statements
                   (in thousands, except per share amounts)

                                                              Three Months Ended                       Year Ended
                                                              ------------------                       ----------
                                                          12/31/96            12/31/95         12/31/96          12/31/95
--------------------------------------------------------------------------------------------------------------------------
Revenues:
  Rental income (1)                                       $63,186             $45,266           $227,000          $153,879
  Other real estate income                                  3,308               1,899              5,342             2,899
  Interest income                                             413               1,036              1,121             1,725
                                                          -------             -------           --------          --------
    Total Revenues                                         66,907              48,201            233,463           158,503

Expenses:
  Rental expenses, net of recoveries                        7,199               6,150             26,674            18,460
  Depreciation and amortization                            16,663              11,629             59,850            39,767
  Interest                                                 10,096               7,704             38,819            32,005
  REIT management fee                                       6,096               4,377             21,472            14,207
  General and administrative                                  278                 237              1,025               839
  Pursuit costs written off and land holding costs          1,010               1,134              2,913             2,234
                                                          -------             -------           --------          --------
    Total Expenses                                         41,342              31,231            150,753           107,512
                                                          -------             -------           --------          --------
Net Earnings before minority interest                      25,565              16,970             82,710            50,991

Minority Interest                                             827                 785              3,326             3,331
                                                          -------             -------           --------          --------
Net Earnings before gain/(loss) on sale of
  depreciated real estate                                  24,738              16,185             79,384            47,660

Gain/(loss) on sale of depreciated real estate                 --               1,053                (29)            1,053
                                                          -------             -------           --------          --------
Net Earnings:                                              24,738              17,238             79,355            48,713

Less preferred share dividends                              7,833               3,173             25,895             6,698
                                                          -------             -------           --------          --------
Net Earnings attributable to Common Shares                $16,905             $14,065           $ 53,460          $ 42,015
                                                          =======             =======           ========          ========
Weighted average common shares outstanding                 93,564              81,190             84,504            68,924

Per Share Net Earnings attributable to Common Shares      $  0.18             $  0.17           $   0.63          $   0.61

(1) Includes $612 and $4,777 of straight-lined rent for the three and twelve month periods in 1996 and $1,076 and $4,364 for the three and twelve month periods in 1995, respectively.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                          Unaudited Financial Results
                             At December 31, 1996

                             Funds from Operations
                   (in thousands, except per share amounts)

                                                      Three Months Ended           Year Ended
                                                    ----------------------   ----------------------
                                                      12/31/96   12/31/95      12/31/96   12/31/95
---------------------------------------------------------------------------------------------------
Net Earnings                                           $24,738    $17,238       $79,355    $48,713
Add (Deduct):
     Depreciation and amortization                      16,663     11,629        59,850     39,767
     Minority interest                                     827        785         3,326      3,331
     (Gain)/loss on sale of depreciated real estate       -        (1,053)           29     (1,053)
     Other                                                 225       -              225       -
                                                       -------    -------      --------    -------
Funds from operations                                   42,453     28,599       142,785     90,758
Preferred share dividends                               (7,833)    (3,173)      (25,895)    (6,698)
                                                       -------    -------      --------    -------
Funds from operations attributable to common shares    $34,620    $25,426      $116,890    $84,060
                                                       =======    =======      ========    =======

Weighted average common shares outstanding (1)          98,759     86,384        89,699     74,409

Per share Funds from Operations attributable
to common shares (1)                                   $  0.35    $  0.29      $   1.30    $  1.13
                                                       =======    =======      ========    =======

(1) Assumes conversion of all limited partnership units to SCI shares.